EXHIBIT 32

CERTIFICATION

In connection with the Annual Report of Biocurex, Inc. (the “Company”) on Form 10-K/A for the year ending December 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), Dr. Ricardo Moro, the Principal Executive Officer and Gladys Chan, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

March 30, 2012	By:	/s/ Ricardo Moro
Dr. Ricardo Moro, Principal Executive Officer

March 30, 2012	By:	/s/ Gladys Chan
Gladys Chan - Principal Financial Officer